UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2013 (December 28, 2012)

MEDICAL MAKEOVER CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Delaware	000-11596	20-0799349
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2101 Vista Pkwy., Ste. 292, West Palm Beach, FL  33411

                (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 228-6148

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under  the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under  the Exchange Act (17 CFR 240.13e-4(C))

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

The Company is a defendant in a civil action styled Joel R. Weiner v. Medical Makeover Corporation of America, et al, Case Number 8162, currently pending in the Court of Chancery of the State of Delaware.  The action was filed by a shareholder of the company asserting claims against the Company, its current and former officers and directors, and its controlling shareholders.    Those claims allege that shares of company stock were unlawfully issued in satisfaction of debt and in return for services provided to the company.  The Complaint asks that the issuance of such shares and the subsequent reverse stock split be rescinded and set aside, damages and other miscellaneous relief.   The Company is currently defending this action and believe that the claims are without merit and are defensible.  The Company intends to vigorously defend these claims.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

MEDICAL MAKEOVER CORPORATION OF AMERICA

March 7, 2013	By:	/s/ Ramon Pagan
Name: Ramon Pagan
Title: President